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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2004

TYCO INTERNATIONAL LTD.
(Exact Name of Registrant as Specified in its Charter)

Bermuda (Jurisdiction of Incorporation)	98-0390500 (IRS Employer Identification Number)

001-13836
(Commission File Number)

Second Floor, 90 Pitts Bay Road
Pembroke, HM 08, Bermuda
(Address of Principal Executive Offices, including Zip Code)

441-292-8674
(Registrant's Telephone Number, including Area Code)

Item 5.    Other Events and Regulation FD Disclosure

        This Form 8-K is being filed to present the segment information previously included in Tyco International Ltd.'s Annual Report on Form 10-K for the period ended September 30, 2003 to reflect the reclassification of information regarding the transfer of a business division from one segment to another. As previously reported in Tyco's Quarterly Report on Form 10-Q for the period ended December 31, 2003 ("December 2003 Form 10-Q"), Tyco's Precision Interconnect business was transferred from the Healthcare segment to the Electronics segment during the first quarter of fiscal 2004. In addition, the results of the Tyco Global Network ("TGN") business held for sale were presented within the Corporate and Other segment data. Tyco has conformed its segment reporting accordingly and has reclassified comparative prior period information in both the December 2003 Form 10-Q and Exhibit 99.1 to this Form 8-K to reflect these changes. The Company also made certain adjustments to the amounts reclassified from the Electronics segment to the Corporate and Other segment related to operating income and capital expenditures of the TGN business held for sale. In addition, the Company updated its "Risk Factors" within the Management's Discussion and Analysis of Financial Conditions and Results of Operations section to conform with the December 2003 Form 10-Q.

Item 7(c).    Exhibits

23.1	Consent of PricewaterhouseCoopers LLP.
99.1
Tyco International Ltd. Consolidated Financial Statements at and for the three fiscal years ended September 30, 2003, Notes to Consolidated Financial Statements, and Management's Discussion and Analysis of Financial Conditions and Results of Operations.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYCO INTERNATIONAL LTD.
By:	/s/ DAVID J. FITZPATRICK Name: David J. FitzPatrick Title: Executive Vice President and Chief Financial Officer

Dated: March 10, 2004

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SIGNATURES